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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 28, 1999 included in The Kroll-O'Gara Company's Form 10-K/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. Our report dated February 25, 1999 included in The Kroll-O'Gara Company's Form 8-K dated March 9, 1999 for the year ended December 31, 1997 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                                             ARTHUR ANDERSEN LLP




Cincinnati, Ohio
May 20, 1999